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                                                                     Exhibit 1.1

                                    - SHARES

                           MONTPELIER RE HOLDINGS LTD.

                   COMMON SHARES, PAR VALUE 1/6 CENT PER SHARE

                             UNDERWRITING AGREEMENT

                                  June -, 2003
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                                                                    June -, 2003



Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston LLC
as representatives of the Underwriters
c/o Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

Dear Sirs and Mesdames:

         Certain shareholders of Montpelier Re Holdings Ltd., a Bermuda corporation (the "COMPANY"), named in Schedule I hereto (each a "SELLING SHAREHOLDER" and collectively, the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS") an aggregate of ? of the Company's common shares, par value 1/6 cent per share (the "FIRM SHARES") each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto. The Selling Shareholders also propose to sell to the several Underwriters not more than an additional ? of the Company's common shares, par value 1/6 cent per share (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in
Section 2 hereof each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name in Schedule I hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The common shares, par value 1/6 cent per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

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                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) PricewaterhouseCoopers, whose report is included or incorporated by reference in the Prospectus, is an independent certified public accountant with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its combined subsidiaries (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

                  (d) The Company has been duly organized or formed and is validly existing in good standing (including as an exempted company) under the laws of the jurisdiction of its organization or formation, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as described in the Prospectus and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its combined subsidiaries, taken as a whole (a "MATERIAL ADVERSE Effect").

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                  (e) Montpelier Reinsurance Ltd. ("MONTPELIER RE") and
         Montpelier Marketing Services (UK) Ltd. (the "DESIGNATED SUBSIDIARIES") have been duly organized or formed and are validly existing in good standing (including, in the case of Montpelier Re, as an exempted company) under the laws of the jurisdictions of their organization or formation, with full power and authority to own, lease and operate their properties and conduct their businesses as described in the Prospectus; and the Designated Subsidiaries are duly qualified to do business as described in the Prospectus and are in good standing in each jurisdiction in which the character of the business conducted by them or the location of the properties owned, leased or operated by them make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except for Montpelier Holdings (Barbados) SRL and Montpelier Enterprises (Barbados) Ltd., both of which are immaterial and are not "significant subsidiaries" of the Company as that term is defined in Rule 1-02(x) of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company.

                  (f) The capitalization of the Company as of March 31, 2003 conforms in all material respects to the description thereof in the Prospectus. All of the outstanding common shares of the Company and each Designated Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding common shares of each Designated Subsidiary of the Company are owned directly or indirectly by the Company free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

                  (g) Except as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since the respective dates as of which information is given in the Prospectus
         (i) there has not been any event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) there has not been any material change in the long-term debt of the Company and its combined subsidiaries taken as a whole.

                  (h) None of (i) the execution or delivery hereof by the Company, (ii) the consummation of the transactions contemplated hereby or (iii) compliance by the Company with all of the provisions of this Agreement, (A) will result in a breach or violation of, or constitute a default under, the memorandum of association, bye-laws or other governing documents of the Company or any of the Designated Subsidiaries, (B) will result in a breach or violation of, or constitute a default under, any agreement, indenture or other instrument to which the Company or any of the Designated Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (C) will result in a violation of any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, the Designated Subsidiaries or any of their respective properties, or (D) will result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, or any Designated Subsidiary except (other than with respect to clause (A)), as would not have, individually or in the

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         aggregate, a Material Adverse Effect. Except for permits, consents, approvals and similar authorizations required by the securities or "Blue Sky" or insurance securities laws of certain jurisdictions in connection with the offer and sale of the Shares, the filing of the Prospectus under the Bermuda Companies Act 1981 in connection with the offer and sale of the Shares and permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company.

                  (j) None of the Company or any of its Designated Subsidiaries
         (i) is in violation of its memorandum of association or bye-laws or articles of association or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) is in violation of any insurance law or insurance regulation to which it or its property is subject, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) On the date hereof and on the Closing Date, each of the Company and Montpelier Re is and will be solvent and able to pay its liabilities as they become due.

                  (l) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding have been duly and validly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

                  (m) There are no contracts or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement, as the case may be, that have not been described in the Prospectus or filed as exhibits to the Registration Statement, as the case may be.

                  (n) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any of the Designated Subsidiaries is a party or to which any property of the Company or any of the Designated Subsidiaries is subject that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or which is required to be disclosed in the Prospectus or the Registration Statement and is not so disclosed.

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                  (o) Each of the Company and the Designated Subsidiaries has
         (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has filed all reports, documents and other information required to be filed pursuant to the applicable laws of Bermuda and other relevant jurisdictions as is necessary to engage in the business currently conducted by it in the manner described in the Prospectus (each, an "AUTHORIZATION"), except where the failure, individually or in the aggregate, to file such report, document or information would not have a Material Adverse Effect, (ii) fulfilled and performed all obligations necessary to maintain each Authorization, except where the failure to fulfill or perform such obligation, individually or in the aggregate, would not have a Material Adverse Effect and (iii) no knowledge of any threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Authorization. All such Authorizations are valid and in full force and effect and the Company and the Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by any Designated Subsidiary to its parent.

                  (p) The Company has no knowledge of any threatened or pending downgrading of Montpelier Re's claims-paying ability rating by A.M. Best Company, Inc., or of Montpelier Re's financial strength rating by Moody's Investor Service, the only "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 463(g)(2) under the Securities Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any Designated Subsidiary. No such organization currently has publicly released a rating of any securities of the Company or any Designated Subsidiary.

                  (q) The Shares have been approved for listing on the New York Stock Exchange.

                  (r) The Company and the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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                  (t) The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (u) None of the Underwriters or any subsequent purchasers of the Shares (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

                  (v) There are no currency exchange control laws or withholding taxes of Bermuda that would be applicable to the payment of dividends on the Shares by the Company (other than to residents of Bermuda for Bermuda exchange control purposes).

         2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                  (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder, the Company and EquiServe Trust Company, N.A., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of law applicable to such Selling Shareholder, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except for any contraventions of an agreement, instrument, judgment, order or decree which would not, individually or in the aggregate, adversely affect such Selling Shareholder's ability to fulfill its obligations under and consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required under the Securities Act, pursuant to the rules of the National Association of Securities Dealers, Inc. or by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney

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         and to sell, transfer and deliver the Shares to be sold by such Selling
         Shareholder or a security entitlement in respect of such Shares.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                  (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                  (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any such Selling Shareholder consists of the information about such Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus.

         3. Agreements to Sell and Purchase. Each of the Selling Shareholders severally and not jointly hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at

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$- a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,050,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time (but no more than three times) in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company and each Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) grants by the Company of employee stock options or other equity-based employee compensation pursuant to the terms of a plan in effect on the date of this Agreement, (D) transactions by persons other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering contemplated by this Agreement, (E) transfers by a Selling Shareholder of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to a family member of such Selling Shareholder or trust created for the benefit of such Selling Shareholder or a family member of such Selling Shareholder, (F) in the case of any

                                       8
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Selling Shareholder that is a partnership, corporation or limited liability company, as a distribution to the partners, shareholders or members thereof, or
(G) transfers by a Selling Shareholder of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to an affiliate of such Selling Shareholder, provided that in the case of any transfer or distribution pursuant to clauses (E), (F) or (G), (i) each transferee agrees to be bound by the terms of this lock-up agreement and (ii) no filing by any party (transferee or transferor) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the 90-day period referred to above). In addition, (x) each Selling Shareholder agrees that it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (y) the Company agrees that it will not, during the period ending 90 days after the effectiveness of the Registration Statement, file a registration statement pursuant to the request of any shareholder under the Shareholders Agreement dated December 12, 2001, in either case without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

         4. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $? per share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $? per share under the Public Offering Price.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to EquiServe Trust Company, N.A. in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 1, 2003 or at such other time on the same or such other date, not later than July 8, 2003, as shall be designated in writing by you. The date and time of such payment are referred to as the "CLOSING DATE".

         Payment for any Additional Shares shall be made to EquiServe Trust Company, N.A. in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than August 8, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The certificates evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer

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taxes payable in connection with the transfer of the Shares to the
Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or any subsidiary's securities or in the Company's or any subsidiary's financial strength or claims paying ability rating by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its combined subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion from LeBoeuf, Lamb, Greene & MacRae, L.L.P., outside counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A.

            (d) The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, special Bermuda counsel to the Company, dated the Closing Date, substantially in the form of Exhibit B.

            (e) The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, special tax counsel to the Company, to the effect that the statements in the Prospectus under the headings "Risk Factors - Risks Related to Taxation" and "Material Tax Considerations" which relate to United States income tax laws, regulations and rulings fairly summarize in all material respects such laws, regulations and rulings.

            (f) The Underwriters shall have received on the Closing Date an opinion of counsel for each of the Selling Shareholders, dated the Closing Date, substantially in the form of Exhibit C.

            (g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in the last paragraph of Exhibit A.

            (h) The opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., Conyers Dill & Pearman and Cahill Gordon & Reindel shall be rendered to the Underwriters and the opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Conyers Dill & Pearman shall be rendered to the Selling Shareholders at the request of the Company and shall so state therein. The opinion of counsel for each of the Selling Shareholders shall be rendered to the Underwriters at the request of the Selling Shareholders and shall so state therein.

            (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, and upon delivery to PricewaterhouseCoopers of a letter of representations from any Selling Shareholder satisfactory to PricewaterhouseCoopers, such Selling Shareholder shall have received on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier that the date hereof.

            (j) The "lock-up" agreements, each substantially in the form of Exhibit D hereto, between you and the shareholders, officers and directors of the Company listed on Exhibit E hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and Montpelier Re and other matters related to the delivery of such Additional Shares.

      7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, 5 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
      Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to material taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2004 that satisfies the provisions of
      Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and one counsel for the Selling Shareholders as appointed in accordance with the

      Shareholders Agreement dated December 12, 2001 in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares,
      (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and half of the cost of any aircraft chartered in connection with the road show (the remainder to be for the account of the Underwriters) and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

            (g) The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

      8. Indemnity and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (collectively, the "INDEMNIFIED

      UNDERWRITER PARTIES"), and each Selling Shareholder from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to send or give such Prospectus is the result of noncompliance by the Company with Section 7(a) hereof.

            (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
      Section 20 of the Exchange Act, and each indemnified Underwriter party from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any such Selling Shareholder consists of the information about such Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to send or give such Prospectus is the result of noncompliance by the Company with Section 7(a) hereof. Notwithstanding the provisions of this Section 8(b), no Selling Shareholder shall be required to pay an amount in excess of the net proceeds received by such Selling Shareholder from the Shares sold by it hereunder.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Shareholder to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless 1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or 2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys in fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. (For the purposes of this Section 8(e), the benefit to the Company shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses)). The relative fault of the Company or the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. Notwithstanding the provisions of this Section 8(e), no Selling Shareholder shall be required to pay an amount in excess of the net proceeds received by such Selling Shareholder from the Shares sold by it hereunder.

            (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
      Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (g) The indemnity and contribution provisions contained in this
      Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            (h) The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such indemnity and contribution matters among themselves.

      9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the

Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      11. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of, the Underwriters and the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign solely by reason of such purchase.

      12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      13. Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service. (a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            (b) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process with respect to itself or its property, it irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

            (c) The Company hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Montpelier Re Holdings Ltd.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                       The Selling Shareholders named in
                                           Schedule I hereto, acting severally
                                       By:
                                          -------------------------------------
                                          Attorney-in-Fact

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston LLC

Acting severally on behalf of themselves and the several Underwriters named in
    Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:
   ----------------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                            NUMBER OF FIRM SHARES    NUMBER OF ADDITIONAL
              SELLING SHAREHOLDER                                 TO BE SOLD          SHARES TO BE SOLD
--------------------------------------------------------    ---------------------    --------------------
Cypress Merchant B Partners II (Cayman) L.P.                             -                        -
Cypress Merchant Banking Partners II-A C.V.                              -                        -
Cypress Side-By-Side (Cayman), L.P.                                      -                        -
55th Street Partners II (Cayman) L.P.                                    -                        -
DLJMP Overseas Partners III, C.V.                                        -                        -
DLJ Offshore Partners III, C.V.                                          -                        -
DLJ Offshore Partners III-1, C.V.                                        -                        -
DLJ Offshore Partners III-2, C.V.                                        -                        -
DLJMB Partners III GmbH & Co. KG                                         -                        -
Millennium Partners II L.P.                                              -                        -
MBP III Plan Investors L.P.                                              -                        -
Vestar-Montpelier Holdings A L.P.                                        -                        -
Vestar-Montpelier Holdings B L.P.                                        -                        -
Vestar-Montpelier Employees Ltd.                                         -                        -
Benfield Holdings Ltd.                                             796,055                        -
Gilbert Global Equity Partners, L.P.                               409,903                        -
Gilbert Global Equity Partners (Bermuda), L.P.                      74,692                        -
GGEP-SK, LLC                                                         6,445                        -
Friedman Fleischer & Lowe Capital Partners, L.P.                   361,736                        -
FFL Executive Partners, L.P.                                         6,544                        -
Bank of America Corporation                                        336,936                        -
Mutual Shares Fund                                                 124,221                        -
Mutual Qualified Fund                                               59,723                        -
Mutual Beacon Fund                                                  65,492                        -
Mutual Discovery Fund                                               28,947                        -
Mutual European Fund                                                 9,870                        -
Mutual Financial Services Fund                                       4,591                        -
Mutual Shares Securities Fund                                        9,993                        -
Mutual Discovery Securities Fund                                     1,314                        -
Mutual Beacon Fund (Canada)                                          1,154                        -
Franklin Mutual Beacon Fund                                          1,596                        -
OIP Montpelier, L.P.                                               208,257                        -
Century Capital Partners II, L.P.                                   40,000                        -
Trident Capital Fund-IV, L.P.                                       36,392                        -
Trident Capital Fund-IV Principals Fund, L.P.                        1,323                        -
Trident Capital Fund-IV Affiliates Fund (Q), L.P.                      667                        -
Trident Capital Fund-IV Affiliates Fund, L.P.                          498                        -
Trident Capital Fund-V, L.P.                                        74,124                        -
Trident Capital Parallel Fund-V, C.V.                                5,631                        -
Trident Capital Fund-V Principals Fund, L.P.                         1,515                        -
Trident Capital Fund-V Affiliates Fund (Q), L.P.                       411                        -
Trident Capital Fund-V Affiliates Fund, L.P.                           431                        -


                                       I

AXP Variable Portfolio Capital Resource Fund                       102,300                        -
Renaissance Executive Partners, L.P.                                26,598                        -
         Total: ............................                     7,000,000                8,050,000
                                                                 ---------                ---------



                                       II

                                                                     SCHEDULE II

                                                           NUMBER OF FIRM SHARES
                        UNDERWRITER                           TO BE PURCHASED
---------------------------------------------------        ---------------------

Morgan Stanley & Co. Incorporated..................
Banc of America Securities LLC.....................
Credit Suisse First Boston LLC.....................
J.P. Morgan Securities Inc.........................
Bear, Stearns & Co. Inc............................
Dowling & Partners Securities, LLC.................
J.P. Morgan Securities Inc.
UBS Securities LLC
         Total:....................................              7,000,000
                                                                 ---------



                                       II

                                    EXHIBIT A

                             FORM OF OPINION OF LLGM
                            TO BE DELIVERED PURSUANT
                                 TO SECTION 6(C)

      1. Neither the execution, delivery or performance of the Underwriting Agreement by the Company, nor compliance by the Company with the provisions thereof, nor or the consummation by the Company of the transactions contemplated therein (A) to our knowledge, requires any consent, approval, authorization or any other order of, or registration or filing with, any United States Federal or New York State court, regulatory body or administrative agency (a "U S REGULATORY AUTHORITY"), except for such consents, approvals, authorizations and orders (i) as have been obtained and (ii) as may be required under state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters (as to which we express no opinion), (B) conflicts with or constitutes a breach of, or a default under, any bond, debenture, note or other evidence of indebtedness or any agreement, indenture, lease or other instrument set forth on Schedule I hereto, to the extent such documents are governed by New York law, or (C) to our knowledge, violates any existing United States Federal or New York State law or regulation or any ruling, judgment, injunction, order or decree of any U. S. Regulatory Authority (other than state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the underwriters, as to which we express no opinion) that is applicable to the Company or the Designated Subsidiaries.

      2. The Registration Statement and the Prospectus (except for the financial statements and notes thereto and the related statements, supporting schedules and other financial and statistical information included or referred to therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act.

      3. To our knowledge, (A) there are no United States Federal or New York State legal or governmental proceedings pending or threatened against the Company or any of the Designated Subsidiaries, or to which the Company or any of the Designated Subsidiaries of any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus and are not so described and (B) there are no agreements, contracts, indentures, leases or other instruments of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.

      4. The statements relating to United States Federal or New York State legal matters, proceedings or documents in the Prospectus under the captions "Regulation -- United States Insurance Regulation", "Description of Share Capital -- Shareholders Agreement" and "Shares Eligible for Future Sale", fairly summarize in all material respects such matters, proceedings or documents.

      5. To the extent that the laws of the State of New York are applicable, the Company (A) has validly submitted to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to the Underwriting Agreement, the Prospectus, the Registration Statement or the offering of the Shares, (B) has validly waived any objection to the venue of a proceeding in any such New York court, and (C) has duly appointed CT Corporation System as its authorized agent for the purposes described in the Underwriting Agreement, assuming (i) the validity of such actions under Bermuda law and (ii) the due authorization, execution and delivery of the Underwriting Agreement by or on behalf of the Underwriters.

      6. The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      In rendering the opinion expressed in paragraph 2 above, we necessarily assume the correctness and completeness of the statements made by the Company in the Registration Statement and the Prospectus and assume no responsibility therefor. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers, independent auditors for the Company, and with counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and at which we reviewed certain corporate records, documents and proceedings. Although we have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as stated expressly in paragraph 4 above, we advise you that, based upon our examination of the Registration Statement and the Prospectus and upon the above-described procedures, no facts have come to our attention that have caused us to believe that the Registration Statement (it being understood that we have not been requested to comment and do not express any comment with respect to the financial statements and the notes thereto or the related statements, supporting schedules and other financial and statistical information included or referred to therein or omitted therefrom), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (it being understood that we have not been requested to comment and do not express any comment with respect to the financial statements and the notes thereto or the related statements, supporting schedules and other financial and statistical information included or referred to therein or omitted therefrom) at the time it was filed with the Commission pursuant to Rule 424(b) under the Act, contained, or, on the date hereof, contains, an untrue statement of a material fact or omitted, or, on the date hereof, omits, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           SCHEDULE I TO LLGM OPINION

      1. Underwriting Agreement.

      2. Share Purchase Warrant, dated as of January 3, 2002, between Montpelier Re Holdings Ltd. (the "COMPANY") and Banc of America Securities LLC, as amended by Amendment, dated as February 11, 2002, as further amended by Amendment, dated as of July 1, 2002.

      3. Share Purchase Warrant, dated January 3, 2002, between the Company and Benfield Group plc, as amended by Amendment, dated as of February 11, 2002, as further amended by Amendment, dated as of July 1, 2002.

      4. Share Purchase Warrant, dated January 3, 2002, between the Company and White Mountains Insurance Group, Ltd., as amended by Amendment, dated as of February 11, 2002, as further amended by Amendment, dated as of July 1, 2002.

      5. Shareholders Agreement, dated as of December 12, 2001, among the Company and each of the persons listed on Schedule 1 thereto, as amended by Amendment No. 1, dated December 24, 2001.

      6. Service Agreement, dated as of December 12, 2001, between Anthony Taylor, the Company and Montpelier Reinsurance Ltd.

      7. Service Agreement, dated as of January 24, 2002, between Anthony Taylor and Montpelier Marketing Services (UK) Limited.

      8. Service Agreement, dated as of January 1, 2002, between C. Russell Fletcher, III and Montpelier Reinsurance Ltd.

      9. Service Agreement, dated as of January 1, 2002, between Thomas George Story Busher and Montpelier Reinsurance Ltd.

      10. Service Agreement, dated as of January 24, 2002, between Thomas George Story Busher and Montpelier Marketing Services (UK) Limited.

      11. Service Agreement, dated as of January 24, 2002, between Nicholas Newman-Young and Montpelier Marketing Services (UK) Limited.

      12. Credit Agreement, dated as of December 12, 2001, among the Company and Various Financial Institutions, as amended by Amendment Agreement, dated as of December 26, 2001, by Second Amendment Agreement, dated as of June 17, 2002 and by Third Amendment Agreement, dated as of August 1, 2002.

      13. Share Option Plan.

      14. Performance Unit Plan.

                                    EXHIBIT B

        FORM OF OPINION OF CD&P TO BE DELIVERED PURSUANT TO SECTION 6(D)

1. The Company and Montpelier Re are duly incorporated and validly existing under the laws of Bermuda in good standing (meaning that they have not failed to make any required filing with any Bermuda government authority or to pay any Bermuda government fee or tax which would make them liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda).

2. The Company has the necessary corporate power and authority to execute and file the Registration Statement under the Securities Act and to enter into and perform its obligations under the Underwriting Agreement. Neither the execution and filing under the Securities Act of the Registration Statement by the Company, nor the execution and delivery of the Underwriting Agreement and the performance by the Company of its obligations thereunder will violate the Company Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda.

3. The Company has taken all corporate action required to authorize its (i) execution, delivery and performance of the Underwriting Agreement; and
      (ii) execution and filing of the Registration Statement with the Commission under the Securities Act. The Underwriting Agreement has been duly authorized and executed by or on behalf of the Company and constitutes the valid and binding obligations of the Company enforceable in accordance with its terms. The Registration Statement has been duly executed by or on behalf of the Company.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required (i) to authorize or in connection with the execution and filing of the Registration Statement, or (ii) in connection with sale of the Shares being delivered pursuant to the Underwriting Agreement, or (iii) the execution, delivery, performance and enforcement of the Underwriting Agreement, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

5. The Company and Montpelier Re have the necessary corporate power and authority and all permits, licenses and authorisations required by Bermuda law to own or lease their properties and conduct their business as described in the Prospectus.

6. The statements contained in the Prospectus under the captions referred to in Schedule 1 hereto, insofar as such statements constitute a summary of the matters of Bermuda law as so referred therein, fairly represent a summary of the relevant Bermuda law or the Constitutional Documents of the Companies and fairly and accurately present the information set forth therein in all material respects.

7. (a) The authorized capital of the Company is as set forth in the Prospectus.

      (b) All of the issued share capital of the Company at the date of the Company Register was duly authorized, validly issued, and such shares of the Company were fully paid and non-assessable.

      (c)   The Shares conform to the description thereof in the Prospectus.

8. There are no Bermuda stamp duty, transfer or similar taxes payable in respect of delivery of the Shares to the Underwriters or any subsequent purchasers pursuant to the Underwriting Agreement (assuming that such Underwriters or subsequent purchasers of the Shares are not resident in Bermuda for exchange control purposes). The Underwriting Agreement is not subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Agreement.

9. There is no capital gains, income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Underwriting Agreement.

10. Neither of the Companies is entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce the Underwriting Agreement in respect of itself or its property.

11. It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

12. Consummation of the transactions contemplated by the Underwriting Agreement, including but not limited to any actions taken pursuant to the indemnification and contribution provisions set forth therein, will not constitute unlawful financial assistance by the Company under Bermuda law.

13. Based solely upon the Constitutional Documents and upon certified copies supplied to us by the Company of certain correspondence from the Bermuda Monetary Authority, the Company has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends or other distributions which may be lawfully made by the Company under the Act and the Constitutional Documents) and is an "exempted company" under the Act.

14.   The Company's agreement to the choice of law provisions set forth in
      Section 11 of the Underwriting Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. To the extent Bermuda law is applicable, the submission by the Company in the Agreement to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, the waiver of any objection related to inconvenient forum and appointment of an agent for service of process are valid and binding upon the Company.

15. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal courts of New York against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

16. The Company has received an assurance from the Ministry of Finance that in the event of there being enacted in Bermuda any legislation imposing tax on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company or any of its operations or its shares, debentures or other obligations until March 28, 2016.

                           SCHEDULE I TO CD&P OPINION

(a)   "Risk Factors -- Risks Related to Our Common Shares and This Offering:

      - There are provisions in our charter documents which restrict the voting rights of our common shares,

      - U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation,

      - Anti-takeover provisions in our bye-laws could impede an attempt to replace or remove our directors, which could diminish the value of our common shares,

      - You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

      - You may repurchase your common shares";

(b)   "Risks Related to Taxation:

      - We may become subject to taxes in Bermuda after 2016, which may have a material adverse effect on our financial condition";

(c)   "Risks Related to Regulation:

      - If we become subject to insurance statutes and regulations in jurisdictions other than Bermuda or there is a change to Bermuda law or regulations or application of Bermuda law or regulations, there could be a significant and negative impact on our business";

(d)   "Dividend Policy";

(e)   "Regulation:

      - Bermuda Insurance Regulation
      Certain Bermuda Law Considerations";

(f)   "Material Tax Considerations:

      - Taxation of the Company and Montipelier Re

      - Taxation of Shareholders - Bermuda Taxation";

(g)   "Description of Share Capital";

(h) "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters"; and

(i)   "Principal Shareholders" - Footnote (1) to Shareholder table.

                                    EXHIBIT C

                FORM OF OPINION OF COUNSEL TO EACH OF THE SELLING
             SHAREHOLDERS TO BE DELIVERED PURSUANT TO SECTION 6(F)

      1. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

      2. The execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement and the Custody Agreement and Powers of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

      3. Each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Underwriting Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;

      4. The Custody Agreement and the Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

      5. Upon payment for the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling

Shareholders may assume that when such payment, delivery and crediting occur,
(x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                                    EXHIBIT D

                            [FORM OF LOCK-UP LETTER]

                                                ____________, 2003

Morgan Stanley & Co. Incorporated
as representative of the Underwriters
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Montpelier Re Holdings Ltd., a Bermuda corporation (the "COMPANY") and certain shareholders of the Company (the "SELLING SHAREHOLDERS"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of __________ shares (the "OFFERED SHARES") of the Company's common shares, par value 1/6 cent per share (the "COMMON SHARES").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on June 10, 2003 and ending 90 days after the date of effectiveness of the registration statement (the "REGISTRATION STATEMENT") associated with the Public Offering,
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Offered Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares to a family member of the undersigned or trust created for the benefit of the undersigned or a family member of the undersigned, (d) in the case of any Selling Shareholder that is a partnership, corporation or limited liability company, as a distribution to the partners, shareholders or members thereof, or (e) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares to an affiliate of the undersigned, provided that in the case of any transfer or distribution pursuant to clauses (c), (d) or (e),
(i) each transferee agrees to be bound by the terms of this agreement and (ii) no filing by any party (transferee or transferor) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the 90-day period referred to above).

      In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on June 10, 2003 and ending 90 days after the date of the effectiveness of the Registration Statement, make any demand for or exercise any right with respect to, the registration of any Common Shares of any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Common Shares except in compliance with the foregoing restrictions.

      The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This Lock-Up Agreement shall cease to be in effect if the Registration Statement is not declared effective by July 31, 2003.

                                                   Very truly yours,


                                                   -----------------------------
                                                   (Name)

                                                   -----------------------------
                                                   (Address)

                                    EXHIBIT E

 OFFICERS AND DIRECTORS

 John J. (Jack) Byrne
 Anthony Taylor
 K. Thomas Kemp
 Allan W. Fulkerson
 G. Thompson Hutton
 Kamil M. Salame
 Raymond M. Salter
 Raymond Barrette
 Steven J. Gilbert
 John D. Gillespie
 William Spiegel


 SHAREHOLDERS


                                       E-1